CORPORATE AIRPLANE AGREEMENT

This agreement is to establish the boundaries and commitments between J. W. Stealey, hereafter known as the Pilot, and Interactive Magic, hereafter known as the Sponsor. In both parties signing this agreement, it is understood that the Sponsor will be responsible for all relative expenses for the maintenance of the Pilot's aircraft, a North American T-28 Trojan. These expenses shall include, but are not limited to, the following:

          -Local hangar rental
          -All fuel
          -Necessary mechanical updates such as navigational software and maps -Parachute repacking and/or purchase
          -All necessary schooling/training required to keep Pilot current with skills
          -New nose art for aircraft reflecting the Sponsor's logo
          -All expenses related to participation in airshows such as the
             Warbirds Show held annually in Oshkosh, Wisconsin.
          -Annual inspections

The sponsor should note that FAA regulations and general wear and tear require engine replacement after 900 flying hours. The current expense to do this is approximately $40,000. At the time of the signing of this contract, the Pilot's aircraft has accrued 350 hours of flight time, leaving 550 remaining until replacement is neccessary. The Sponsor should either establish a reserve account for this purpose, or simply be prepared to pay for the work when it is done. In the event that this contract is cancelled before replacement occurs, the Sponsor will pay the Pilot one lump sum in the amount corresponding to the number of flight hours accrued during the life of the contract. This sum will be paid at the rate of $100 per flying hour.

The Pilot, in turn, shall make sure the aircraft is always in top shape and properly maintained. The Pilot will maintain currency in his piloting skills. He will also provide rides to key public relations contacts and various other VIPs as requested.

This contract should be considered open ended, until the Pilot is no longer associated with the Sponsor in a business relationship.



/s/ Robert L. Pickens                                            1/3/95
-------------------------------                                  Date
    Sponsor Representative


/s/ J. W. Stealey                                               1/3/95
-------------------------------                                  Date
    Pilot